UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 30, 2019

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Barranca St #1000 West Covina, CA	91791
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 331-7570

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2019, Merion, Inc. (the “Company”) entered into a Debt Repayment Agreement (the “First Repayment Agreement”) with Mei Wen Yu (the “First Creditor”), pursuant to which the Company agreed to repay $761,000 debt owed to the First Creditor in the form of shares of Common Stock of the Company for an aggregate of 761,000 shares at a price of $1.00 per share (the “First Debt Repayment”). The First Debt Repayment will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 30, 2019, the Company entered into a Debt Repayment Agreement (the “Second Repayment Agreement”) with Tan Wen Zuo GiGi (the “Second Creditor”), pursuant to which the Company agreed to repay $100,414 debt owed to the Second Creditor in the form of shares of Common Stock of the Company for an aggregate of 200,828 shares at a price of $0.50 per share (the “Second Debt Repayment”). The Second Debt Repayment will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 30, 2019, the Company entered into a Debt Repayment Agreement (the “Third Repayment Agreement”) with Tang Swee Chay (the “Third Creditor”), pursuant to which the Company agreed to repay $4,540 debt owed to the Third Creditor in the form of shares of Common Stock of the Company for an aggregate of 9,080 shares at a price of $0.50 per share (the “Third Debt Repayment”). The Third Debt Repayment will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 30, 2019, the Company entered into a Debt Repayment Agreement (the “Fourth Repayment Agreement”) with Shun Pooi Lam (the “Fourth Creditor”), pursuant to which the Company agreed to repay $2,728 debt owed to the Fourth Creditor in the form of shares of Common Stock of the Company for an aggregate of 5,456 shares at a price of $0.50 per share (the “Fourth Debt Repayment”). The Fourth Debt Repayment will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The representations, warranties and covenants contained in the First Repayment Agreement, the Second Repayment Agreement, Third Repayment Agreement and the Fourth Repayment Agreement (the “Agreements”) were made solely for the benefit of the parties to the Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The First Repayment Agreement, the Second Repayment Agreement, the Third Repayment Agreement and the Fourth Repayment Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreements are subject to, and qualified in its entirety by, the First Repayment Agreement, the Second Repayment Agreement, the Third Repayment Agreement and the Fourth Repayment Agreement, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Debt Repayment Agreement by and between Merion, Inc. and Mei Wen Yu, dated March 30, 2019
10.2	Debt Repayment Agreement by and between Merion, Inc. and Tan Wen Zuo GiGi, dated March 30, 2019
10.3	Debt Repayment Agreement by and between Merion, Inc. and Tang Swee Chay, dated March 30, 2019
10.4	Debt Repayment Agreement by and between Merion, Inc. and Shun Pooi Lam, dated March 30, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: April 1, 2019	By:	/s/ Ding Hua Wang
Ding Hua Wang
President, Chief Executive Officer and Chief Financial Officer

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